UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2011

Adeona Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

01-12584	13-3808303
(Commission File Number)	(IRS Employer Identification No.)

3985 Research Park Drive, Suite 200
Ann Arbor, MI 48108

 (Address of principal executive offices and zip code)

(734) 332-7800

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 19, 2011, Adeona Pharmaceuticals, Inc. (“Adeona”)  held its Annual Meeting of Stockholders (the “Meeting”). The matters voted on at the Meeting were:  (1) the election of five directors:  (a)  Steve H. Kanzer, (b) Jeffrey J. Kraws, (c) James S. Kuo, (d) Jeff Riley, and (e) Jeff Wolf and (2)ratification of the Board’s appointment of Berman & Company, P.A. as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  The terms of each of the following directors continued after the meeting: Steve H. Kanzer, Jeffrey J. Kraws, James S. Kuo, Jeff Riley, and Jeff Wolf.  As of the record date for the meeting, there were 29,467,361 shares of common stock were issued and 28,038,789 shares of common stock were outstanding, each of which was entitled to one vote with respect to each of the matters voted on at the meeting.  Each of the directors up for reelection was reelected and the other matter was approved by the required number of votes on each such matter.  The final voting results were as follows:

Matter	For	Withheld	Broker Non-votes
1. Election of Directors
(a) Steven Kanzer	9,074,542	131,773	9,744,122
(b) Jeffrey J. Kraws	9,062,815	143,500	9,744,122
(c) James S. Kuo	9,058,355	147,960	9,744,122
(d) Jeff Riley	9,082,224	124,091	9,744,122
(e) Jeff Wolf	9,082,084	124,231	9,744,122

Matter	For	Against	Abstained	Broker Non-votes

2. Ratification of the appointment of Berman &Company LLP	18,228,890	555,529	166,018	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2011	Adeona Pharmaceuticals, Inc.
(Registrant)

	By:	/s/ James S. Kuo
Name: James S. Kuo
Title: Chief Executive Officer